Exhibit 2.4

MEMORANDUM OF TRANSFERS OF SHARES MENTIONED OVERLEAF

DATE	TRANSFER NUMBER	REGISTERED FOLIO NUMBER	NAME(S) OF THE TRANSFEREE(S)	INITIALS	AUTHORISED SIGNATORY